Exhibit 1

                               ADAMS STREET TRUST

                   AND SUBSEQUENT SERIES OF ADAMS STREET TRUST

                                 TRUST AGREEMENT

  for all series formed on or subsequent to the effective date specified below

                            Effective: August 5, 2002

                                      Among

                           ADAMS STREET PARTNERS, LLC
                             As Administrative Agent

                                       and

                              JP MORGAN CHASE BANK
                                   As Trustee



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                               ADAMS STREET TRUST

                                 TRUST AGREEMENT

                              Dated: August 2, 2002


     This Trust Agreement, effective as of August 2, 2002, between Adams Street Partners, LLC, a Delaware limited liability company ("Adams Street"), as Depositor, Sponsor, Evaluator and Administrative Agent, and JPMorgan Chase Bank, a corporation organized under the laws of the State of New York, as Trustee,


                                WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, Sponsor, Evaluator and Administrative Agent and the Trustee agree as follows:


                                  INTRODUCTION

     This Trust Agreement effective as of the day and year first above written shall be applicable to Series of the Adams Street Trust as provided in this paragraph. For each Series of the Adams Street Trust to which this Trust Agreement is to be applicable, the Depositor, Sponsor, Evaluator, Administrative Agent and the Trustee shall execute a Reference Trust Agreement, substantially in form attached as Exhibit 1, and incorporating by reference this Trust Agreement and designating any exclusion from or exception to such incorporation by reference for the purposes of that Series or variation of the terms hereof for the purposes of that Series and specifying for that Series: (i) the PE Interest subscribed for the Series to be held in trust, (ii) the initial undivided interest represented by each Unit, (iii) the Mandatory Termination Date, and (iv) the date on which the Unitholders shall begin to subscribe for Units pursuant to Section 1.05.


                                    ARTICLE I

             DEFINITIONS, PURPOSE, SEPARATE SERIES AND PARTICIPATION

     SECTION 1.01. Whenever used in Trust Agreement and Reference Trust Agreement the following words and phrases, unless the context clearly indicates otherwise, shall have the following meanings:

1. "Administrative Agent" shall mean Adams Street Partners, LLC or its successors, or any successor administrative agent appointed as hereinafter provided.

2. "Approved Valuation Methodology" shall mean the valuation method set forth in Section 3.03.

3. "Business Day" shall mean any day other than a Saturday, Sunday or a day which in the State of New York or the states where the unit investment trust office of the Trustee or the Administrative Agent are located is a legal holiday or a day on which banking institutions are authorized by law to close.
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4.   "Capital  Call"  means  the  Administrative  Agent's  written  notice  to a
     Unitholder to pay all or any portion of its Subscription Amount to a Series.

5. "Capital Contribution" means each Unitholder's contribution of cash made to a Series in satisfaction of its capital commitment to the Series with respect to its Subscription Amount.

6.   "Cash Account" shall have the meaning assigned thereto in Section 3.02.

7. "Date of Subscription" shall mean the effective date of the subscription on behalf of the Series by the Trustee specified in the Reference Trust for the underlying PE Interest.

8. "Depositor" shall mean Adams Street Partners, LLC, or any other entity (other than the Trustee) which shall be acting as the Administrative Agent, that has continuing functions or responsibilities with respect to the administration of the affairs of the Trust or any Series, including subscribing for the PE interest specified in the Reference Trust Agreement.

9. "Distribution Date" shall mean such days which the Administrative Agent shall specify to the Trustee pursuant to Section 3.05.

10. "Evaluator" shall mean Adams Street Partners, LLC or its successors, or any successor evaluator appointed as hereafter provided.

11. Evaluation Time" shall mean the close of regular trading on the New York Stock Exchange.

12. "Event of Default" shall mean: default in the payment by any Unitholder of any capital contribution for any PE Interest when the same becomes due and payable, and such default shall continue for a period of five (5) days or more.

13.  "Dollar(s)" means the currency of the United States of America.

14. Investment Company Act shall mean the Investment Company Act of 1940, as amended.

15. "Mandatory Termination Date" shall mean the date specified in the Reference Trust Agreement on which the Series will terminate.

16.  "Participation" means the interest of any Unitholder in the Trust.

17.  "PE Interest" shall have the meaning assigned thereto in Section 1.02.

18. "Portfolio Securities" shall mean the PE Interest, and any other instrument constituting a security within the meaning of Section 2(a)(36) of the Investment Company Act and held as an asset of a Series.

19. "Qualified Purchaser" means a "qualified purchaser" as defined in the Investment Company Act.

20. "Record Date" shall mean such days which the Administrative Agent shall specify to the Trustee pursuant to Section 3.05.

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21.  "Redemption Date" shall have the meaning assigned to it in Section 5.01.

22.  "Redemption Price" have the meaning assigned to it in Section 5.01.

23. "Reference Trust Agreement" shall mean the Reference Trust Agreement for a particular Series of the Adams Street Trust into which this Trust Agreement is incorporated and all amendments and supplements thereto.

24. "Representative" means each person, natural or legal, including a committee and a fiduciary, acting on behalf of a Unitholder, to whom the Administrative Agent renders an account of the transactions of a Series with respect to each Unitholder.

25.  "Securities Act" shall mean the Securities Act of 1933, as amended.

26. "Series" means each of the separate trusts created under and administered pursuant to the terms of this Trust Agreement.

27. "Sponsor" shall mean Adams Street Partners, LLC, or its successors or any successor Sponsor appointed as herein provided.

28. "Subscription Agreement" means the agreement under which a Unitholder commits to contribute to a Series in exchange for Units thereof pursuant to
     Section 1.05.

29. "Trust Agreement" shall mean this Trust Agreement and all amendments and supplements thereto.

30. "Trust" shall mean the registered investment company of which each Series is a part, which shall be known as "Adams Street Trust."

31. "Trustee" shall mean JPMorgan Chase Bank or its successors or any successor Trustee appointed as hereafter provided.

32. "Trustee's Office" shall mean the unit investment trust office of the Trustee located at 7th Floor - 7E4 Location, 3 Chase MetroTech Center, Brooklyn NY 11245 or any other office that the Trustee may from time to time designate as the principal office where its unit trust business shall be conducted.

33. "Unit" in respect of any Series shall mean the fractional undivided interest in and ownership of the Series which shall be equal to a fraction, the numerator of which is one and the denominator of which is, initially, the aggregate number of Units specified by the Administrative Agent pursuant to Section 2.01, and which shall be (i) increased by the number of any additional Units issued pursuant to Section 2.01(a) hereof, (ii) increased or decreased pursuant to Section 2.01(b) hereof, and (iii) decreased by the number of any Units redeemed as provided in Section 5.02 hereof. Whenever reference is made herein to the "Participation" or "interest" of a Unitholder in a Series, it shall mean such fractional undivided interest represented by the number of Units held of record by such Unitholder.

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34.  "Unit Value" shall mean the current net asset value of a Series  divided by the number of outstanding Units of the Series.

35. "Unitholder" means the registered holder of any Unit recorded on the books of the Series of the Trust by the Administrative Agent, who as such shall be deemed a beneficiary of the Trust to the extent of his pro rata share thereof.

36.  "U.S." means the United States of America.

Words importing a singular number shall include the plural number in each case and vice versa, and words importing a person shall include corporations and associations, as well as natural persons.

The words "HEREIN," "HEREBY," "HEREWITH," "HEREOF," "HEREINAFTER," "HEREUNDER," "HEREINABOVE," "HEREAFTER," "HERETOFORE" and similar words or phrases of reference and association shall refer to the Standard Terms Agreement and Reference Trust in its entirety.

     SECTION 1.02. Purpose. Each Series of the Trust shall be operated for the collective investment in PE Interests by clients or funds managed by Adams Street that are Qualified Purchasers. The primary investment objective of a Series shall be to make investments into private equity limited partnerships and similar entities, including investments in interests in entities in the areas of venture capital, buy-outs, mezzanine and subordinated debt, restructuring and distressed debt and securities, special situations, and other similar areas of alternative asset class investing (the "PE Interests"). In addition to a Series, other owners of PE Interests may include such investors as may be specifically designated and accepted as such by Adams Street, in its sole discretion, from time to time. Any other such investors in the PE Investments generally will co-invest, on the same relative basis as if each were a Unitholder of the Trust. The actual respective co-investment amounts of a Series and such other investors in the PE Investments is subject to adjustment arising from legal, tax, investment guideline, monetary or regulatory restrictions affecting the Trust or such other investors (as the case may be) applicable to a particular investment opportunity, and is further subject to other relative adjustments made in the equitable discretion of the Administrative Agent.

     SECTION 1.03. Separate Series. The Series created under and administered pursuant to this Trust Agreement are separate and distinct trusts for all purposes and the assets of one Series may not be commingled with the assets of any other nor shall the expenses of any Series by charged against the other.

     SECTION 1.04. Who May be a Unitholder. An investment in any Series may be made only by a person who is a client or fund managed by Adams Street and a Qualified Purchaser.

     SECTION 1.05. Subscription for Units. A person may purchase Units of any Series only as provided in this Section and upon satisfaction of the other conditions and terms of this Trust Agreement.

a.   Approval  Necessary.  No assets of any person may be  invested  in a Series
     -------------------
     without the prior approval of the Administrative Agent, in its sole discretion, and the acceptance by the Administrative Agent of the Subscription Agreement of such person.

b.   Subscription   Agreement.   A  prospective   investor   shall  provide  the
     ------------------------
     Administrative Agent a written Subscription Agreement in such form as the Administrative Agent shall deem appropriate, setting forth its commitment to contribute capital to the Series specified therein (the "Subscription Amount"), and

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

     representing that it is fully aware of the nature and purpose of the Trust and such Series, and that it is financially able to invest in such Series. The Subscription Agreements of Unitholders may differ as to their terms from the Subscription Agreements of other Unitholders, including but not limited to such terms as investment guidelines, restrictions and commitment period.

c.   Formal Notice.  No person shall be permitted to acquire Units of any Series
     -------------
     unless a written notice of approval of such person's subscription shall have been entered on the books of the Trust by the Administrative Agent.

     SECTION 1.06. Acceptance/Rejection of Subscription for Units. Each prospective investor's subscription for Units of a Series will be accepted (or rejected) by the Administrative Agent on or before the date of the Reference Trust Agreement applicable to such Series (the "Series Commencement Date"), and each Unitholder's obligations under its Subscription Agreement will commence as of the Series Commencement Date.


                                   ARTICLE II

                             UNITS OF PARTICIPATION

     SECTION 2.01. Creation of Units. The Participation of each Unitholder in a Series shall be expressed and represented by the number of Units (and fractions of a Unit, if any) of such Series allocated to such Unitholder hereunder. Each Unit of a Series shall have a proportionate interest in the assets of such Series and no Unit shall have priority or preference over any other, and no Unitholder shall own any particular asset of any Series.

a. Issuance Price and Number of Units. Units of a Series shall be issued to Unitholders in such Series in accordance with and against receipt of the pro rata Capital Contributions made by the Unitholders to such Series, and when issued, shall be issued at the original issue price. The Evaluator shall establish the opening Unit value at the initial capitalization of each Series, which value shall be the original issue price per Unit. Each Unitholder shall receive a number of full Units (which may be augmented, in the discretion of the Administrative Agent, by a fractional Unit) of each Series representing such Unitholder's total Capital Contributions in each Series. When additional capital is paid into a Series, the Unitholder shall receive a number of full Units (which may be augmented, in the discretion of the Administrative Agent, by a fractional Unit) of such Series representing such additional Capital Contributions, and the number of Units of such Series outstanding shall be increased accordingly based upon the original issue price per Unit of the Series.

b. Subdivision and Combination. The Administrative Agent, at any time and from time to time, may subdivide or combine all, but not less than all, of the Units of any Series then outstanding. Both the number of Units held by each Unitholder immediately before any such subdivision or combination and the total number of Units of such Series then outstanding shall be adjusted accordingly. In the event of any subdivision or combination, the value of a Unit immediately after such subdivision or combination shall equal the product of: (i) the value of a Unit immediately prior to such subdivision or combination, (ii) multiplied by a fraction, the numerator of which shall equal the number of Units outstanding immediately prior to such subdivision or combination, and the denominator of which shall equal the number of Units outstanding immediately after such subdivision or combination.

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         SECTION 2.02. Evidence of Ownership of Units. No form of documentation will be issued to represent or serve as evidence of ownership of Units of any Series. The Administrative Agent and the Trustee may deem and treat the person in whose name any Unit shall be registered upon the books of the Administrative Agent as the owner of such Unit for all purposes hereunder and the Administrative Agent and the Trustee shall not be affected by any notice to the contrary.


                                   ARTICLE III

                           ADMINISTRATION OF THE TRUST

     SECTION 3.01. Subscription for PE Interest. On or shortly after the execution and delivery of the Reference Trust Agreement for a Series, the Administrative Agent shall subscribe for the PE Interest specified in such Reference Trust Agreement. Such PE Interest will be deposited in and owned by the applicable Series upon the acceptance of the subscription by the general partner or managing entity of such PE Interest. Any such subscription agreement shall provide that the Trustee shall not be personally liable for any of the obligations created by the subscription agreement.

     SECTION 3.02. Custody Account; Cash Account. The Trustee shall allocate the assets of each Series to a separate custody account for such Series by recordation thereof on the Trustee's custody records. Cash held for each Series shall be credited to a deposit or other account maintained by the Trustee approved by the Administrative Agent (the "Cash Account").

     SECTION 3.03. Income Accounting. For purposes of accounting, there shall be allocated to the income of each Series all interest, dividends and other receipts and accruals which the Administrative Agent shall determine to constitute income of such Series. Dividends declared but not collected upon a stock which, if sold, would be sold ex-dividend shall be accrued. There shall be allocated to income of each Series such portion of stock dividends, rights and extraordinary or liquidating dividends received or accrued, whether payable in cash or securities, as the Administrative Agent shall determine to be properly allocable to the income of such Series. There shall be charged against the income of each Series all income distributions, all accrued items and all expenses, taxes and assessments paid or accrued which the Administrative Agent shall determine to be chargeable to the income of such Series.

     SECTION 3.04. Principal Accounting. For purposes of accounting, all other assets of each Series shall be allocated to principal of such Series. There shall be charged against principal of each Series all losses on the sale or exchange of investments and all other proper principal charges, including taxes and assessments chargeable to principal, as determined by the Administrative Agent with respect to such Series. Premiums paid on the purchase of investments for each such Series shall be charged to principal of such Series and not amortized, and in the case of Portfolio Securities purchased at a discount, the subsequent sales price shall be credited to principal.

         SECTION 3.05. Reserve Account. There is hereby created and established for each Series a trust account to be designated the "Reserve Account." From time to time, the Trustee shall credit to the Reserve Account amounts withdrawn from the Cash Account that, in its discretion or as directed by the Administrative Agent, shall be deemed necessary to establish a reserve for (a) applicable taxes, governmental charges or other similar expenses payable from the Series or (b) the distribution to a specific class or classes of former or current Unitholders of material amounts received by the Series in connection with the resolution of an extraordinary event affecting a security held

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by  the  Series.  The  Trustee  shall  not  be  required  to  distribute  to the
Unitholders any of the amounts in the Reserve Account; provided that any amounts which the Trustee and the Administrative Agent determine are no longer necessary to be reserved shall be redeposited into the accounts from which those amounts were withdrawn.

     SECTION 3.06. Investment of Income; Distributions to Unitholders. The income of each Series shall be added to the principal of such Series and, when and as directed by the Administrative Agent, may be invested and reinvested as a part thereof prior to distribution.

     As directed by the Administrative Agent, the Trustee shall make distributions of funds held in the Cash Account. For each distribution, the Administrative Agent shall specify to the Trustee (i) the amount to be distributed to each Unitholder and (ii) the Distribution and Record Dates. The Trustee shall rely conclusively on the information provided by the Administrative Agent and shall have no liability for any error therein.
Notwithstanding the foregoing, the Trustee shall have no obligation to distribute amounts in excess of the cash balance on hand in the Cash Account on the Distribution Date. The Administrative Agent shall direct distributions only in compliance with Section 19 of the Investment Company Act.

     Unless otherwise specified by the Administrative Agent and consented to by the Trustee all distributions shall be made by check directed to the post office address of the Unitholder appearing on the books of the Administrative Agent and specified to the Trustee.

     Unitholders of record on the books of the Administrative Agent at the close of business on the Record Day specified by the Administrative Agent shall be entitled to the distribution made on the related Distribution Day, and no liability shall attach to the Administrative Agent or Trustee by reason of payment to or on the order of any such Unitholder.

     Together with any distribution to Unitholders, the Trustee shall provide a statement of the amount being distributed which shall disclose the source of such distribution, as specified to the Trustee by the Administrative Agent, satisfying the requirements of Section 19 of the Investment Company Act. The Trustee shall have no liability for any inaccuracy in the information provided by the Administrative Agent.

         3.07. Sale of Portfolio Securities. The Administrative Agent may direct the Trustee to sell any Portfolio Securities at a price and time and in such manner as deemed appropriate in the sole discretion of the Administrative Agent, if the Administrative Agent shall have determined with respect to such Portfolio Securities that any one or more of the following conditions exist:

             (i) that there has been a default on such Portfolio Securities in the payment of principal or interest, or both, when due and payable;

            (ii) that any materially adverse action or proceeding has been instituted at law or in equity seeking to restrain or enjoin the declaration or payment of anticipated dividends on any such Portfolio Securities or that there exists any other materially adverse legal question or impediment affecting such Portfolio Securities or the declaration or payment of dividends on the same;

             (ii) that there has occurred any breach of covenants or warranty in any trust indenture or other document relating to the issuer which might materially and adversely affect either immediately or

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

     contingently the declaration or payment of dividends or the payment of debt service on such Portfolio Securities;

            (iv) that there has been a default in the payment of principal of or interest on any other outstanding securities of an issuer or guarantor of such Portfolio Securities;

            (v) that the price of any such Securities had declined to such an extent, or such other materially adverse credit or performance factor exists, so that in the opinion of the Depositor the retention of such Securities would be detrimental to such Trust and to the interest of the Unitholders;

     The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to such direction or by reason of the failure of the Administrative Agent to give any such direction, and in the absence of such direction the Trustee shall have no duty to sell or liquidate any Portfolio Securities.

     3.08. Notice to Administrative Agent. In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by holders of Portfolio Securities (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any amendment or supplement to any indenture, resolution, agreement or other instrument under or pursuant to which the Portfolio Securities have been issued), the Trustee shall promptly notify the Administrative Agent and shall thereupon take such action or refrain from taking any action as the Administrative Agent shall direct; provided, however, that if the Administrative Agent shall not, within five Business Days of the giving of such notice to the Administrative Agent direct the Trustee to take or refrain from taking any action, the Trustee shall take such action as it, in its sole discretion, shall deem advisable and shall have no liability for any loss or depreciation resulting therefrom.

     In the event that an offer by the issuer of any of the Portfolio Securities shall be made to issue new securities, or to exchange securities, for Portfolio Securities, the Administrative Agent shall direct the Trustee to accept or reject such offer. However, should any issuance, exchange or substitution be effected notwithstanding any rejection or without an initial offer, any securities, cash and/or property received shall be deposited hereunder and shall be retained or sold, if securities or property, by the Trustee in the manner directed by the Administrative Agent, provided that no securities or property shall be retained if the Trustee shall determine that such retention shall be unduly burdensome or adversely affect its duties and responsibilities as custodian hereunder. The cash received in any such exchange and cash proceeds of any such sales shall be credited to principal.

     Neither the Administrative Agent nor the Trustee shall be liable to any person for any action or failure to take action pursuant to this Section.

     SECTION 3.09. Custody Statements Provided by the Trustee. The Trustee shall provide to the Administrative Agent quarterly statements of the transactions of the Series and the assets on hand as of the date of the statement.

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                                   ARTICLE IV

  EVALUATION OF PORTFOLIO SECURITIES; VALUATION OF SERIES AND UNITS; EVALUATOR

     SECTION 4.01. Evaluation of Portfolio Securities.

a. The Evaluator shall determine separately and promptly furnish to the Administrative Agent and, if requested by it, the Trustee, on any Business Day as of the Evaluation Time next following the tender of a Unit for redemption, on such quarterly dates specified by the Administrative Agent, and on any other Business Day which is requested by the Administrative Agent or the Trustee (each such day being referred to as a "Valuation Date"), the value of each issue of Portfolio Securities in U.S. dollars.

b. Approved Valuation Methodology. The Evaluator shall determine the net asset value of the Portfolio Securities as of the Evaluation Time on the basis of the following Approved Valuation Methodology set forth in this paragraph
     (b):

     (i) The value of any Portfolio Security shall be the market value thereof, as determined by the Evaluator. In the case of Portfolio Securities (other than government obligations of the U.S. and foreign (non-U.S.) Securities) listed on any generally recognized stock exchange, the value shall be determined by taking the last sale price of each Portfolio Security reported by any such exchange for the Valuation Date. If no sale has been reported on an exchange for that day, and for the purpose of determining the value of an unlisted Portfolio Security, the closing bid price on such day shall be used; but if the closing bid price does not, in the opinion of the Evaluator, fairly indicate the true value of a Portfolio Security, if there is no bid price or if no exchange quotation is available, then the Evaluator may use a quotation from a reputable broker or investment banker or such other information as in its judgment may be useful or necessary in determining the value, including without limitation, a formula computation. The Evaluator may rely on sales and bid prices reported in newspapers of general circulation published in Chicago or New York, in standard financial periodicals, in the records of any recognized exchange, or as provided by a pricing service.

     (ii) The fair market value of any Portfolio Security, whether listed or unlisted, for which a market quotation is available, but which has any restrictions on its sale or transfer free of all restrictions to any purchaser, shall be determined in accordance with the foregoing paragraph, less an appropriate discount. Such discount shall be determined in good faith by the Evaluator, giving due consideration to the nature and length of time of such restriction and the relative volatility of the market price of such Portfolio Security.

     (iii) The value of any Portfolio Security for which a market quotation is not readily available, excluding PE Interests, shall be its cost; provided however, that the Evaluator shall adjust such cost value to reflect any bona fide third party transactions in such Portfolio Security, between knowledgeable investors, of which the Evaluator has knowledge. In the absence of any such third party transactions, if in the opinion of the Evaluator, such cost value does not fairly indicate the true value of such Portfolio Security, then the Evaluator may use such other information as in its judgment may be useful or necessary in its good faith determination of value.

     (iv) In determining the fair market value of PE Interests or interests in similar entities, including non-U.S. limited partnerships or entities which are held as a Portfolio Security in a Series, the Evaluator may consider and rely upon the financial statements of the limited partnership or entity provided to it and accept such valuations as are placed on the interests by the general partner or manager of such entity and reflected in the financial statements of such limited partnership or other entity, or, if in the opinion of the Evaluator, such valuation does not fairly indicate the true value of the interest, then the Evaluator may use such other information as in its judgment may be useful or necessary in its good faith determination of value, including the estimated period of time during which such PE Interests will not be freely marketable, the estimated expenses, if any, to the Series of registering or otherwise qualifying such PE Interests for public sale, and any other factors affecting the issuer of the PE Interests.

     (v) The value of negotiable obligations of the U.S. shall be the bid price on the Valuation Date.

     (vi) A Portfolio Security purchased, the purchase price of which shall not have been paid, shall be included for valuation purposes as a Portfolio Security held, and the purchase price, including broker's commissions and other expenses, shall be treated as a liability of the Series.

     (vii) A Portfolio Security sold but not delivered pending receipt of the proceeds shall be valued at the net sales price.

     (viii) In determining the market value of any foreign (non-U.S.) Portfolio Security in any Series, the Evaluator may, in its discretion, rely upon the price quote of a Portfolio Security maintained or reported by any foreign stock exchange. If such price quote does not, in the opinion of the Evaluator, fairly indicate the true value of a Portfolio Security, or if there is no price quote available, then the Evaluator may use a quotation from a reputable broker or investment banker, either foreign or domestic, or such other information as in its judgment may be useful or necessary in determining value. Since all values of Securities are to be expressed in terms of currency of the U.S., the Evaluator may, in its discretion, rely upon any currency exchange rates maintained or reported by any one or more of the following: a reputable domestic or foreign bank, broker or investment banker; the mean of the marking rate as quoted by a foreign stock exchange; or any other competent currency exchange rate source deemed to be such by the Evaluator.

     SECTION 4.02. Valuation of Series and Units. On each day on which the Evaluator makes an evaluation of Portfolio Securities pursuant to Section 4.01, it shall also determine the value of the Series and of its Units. The value of the Series shall be the aggregate of (i) the cash on hand in such Series, (ii) the value of the Portfolio Securities in such Series, and (iii) the net value of all accrued credits to, charges against and liabilities of such Series. The net asset value of each issued and outstanding Unit of any Series as of a Valuation Date shall be determined by dividing the value of the net assets of the Series by the total number of Units of such Series outstanding as of the Valuation Date; provided, however, that fractions of a cent per Unit may be omitted.

     SECTION 4.03. Information for Unitholders. For the purpose of permitting Unitholders to satisfy any reporting requirements of applicable federal or state tax law, the Evaluator shall make available to the Administrative Agent, and the Administrative Agent shall transmit to any Unitholder, upon request, any evaluation of Portfolio Securities or Valuation of a Series and its Units made pursuant to sections 4.01 and 4.02.

     SECTION 4.04. Liability of Evaluator. The Administrative Agent, the Trust and the Unitholders may rely on any evaluation of Portfolio Securities or valuation of a Series and its Units furnished by the Evaluator and shall have no responsibility for the accuracy thereof. The determinations made by the Evaluator hereunder shall be made in good faith upon the basis of the Approved Valuation Methodology. The Evaluator shall be under no liability to the

     Trustee, the Administrative Agent or the Unitholders for errors in judgment, provided, however, that this provision shall not protect the Evaluator against any liability to which it would otherwise be subject b reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

     SECTION 4.05. Resignation and Removal of Evaluator; Successor.

a. The Evaluator may resign and be discharged hereunder, by executing an instrument in writing resigning as Evaluator and filing the same the Administrative Agent not less than 60 days before the date specified in such instrument when, subject to Section 4.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Administrative Agent or, if no Administrative Agent is acting, the Trustee, shall use its best efforts to appoint a successor Evaluator having qualifications and at a rate of compensation satisfactory to the Administrative Agent or, if the appointment is made by the Trustee, the Trustee. Such appointment shall be made by written instrument executed by the Administrative Agent or the Trustee, as applicable, one copy of which shall be delivered to the resigning Evaluator and one copy to the successor Evaluator. The Administrative Agent may remove the Evaluator at any time upon 30 days' written notice and appoint a successor evaluator having qualifications and at a rate of compensation satisfactory to the Administrative Agent. Such appointment shall be made by written instrument executed by the Administrative Agent, in duplicate, one copy of which shall be delivered to the Evaluator so removed and one copy to the successor evaluator. Notice of such resignation or removal and appointment shall be mailed by the Administrative Agent to each Unitholder then of record.

b. Any successor Evaluator appointed hereunder shall execute, acknowledge and deliver to the Administrative Agent an instrument accepting such appointment hereunder, and such successor evaluator shall thereupon become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Evaluator herein and shall be bound by all the terms and conditions of this Trust Agreement.

c. In case at any time the Evaluator shall resign and no successor evaluator shall have been appointed and have accepted appointment within 30 days after notice of resignation has been received by the Administrative Agent, the Evaluator may forthwith apply to a court of competent jurisdiction for the appointment of a successor evaluator. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor evaluator.

d. Any corporation into which the Evaluator hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Evaluator hereunder shall be a party, shall be the successor evaluator under this Trust Agreement without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which the Evaluator may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

e. Any resignation or removal of the Evaluator and appointment of a successor evaluator pursuant to this Section shall become effective upon acceptance of appointment by the successor evaluator as provided in subsection (b) hereof.

                                    ARTICLE V

                          REDEMPTION OF UNITS; TRANSFER

     SECTION 5.01. Redemption. Redemption of Units of any Series shall be permitted solely as provided in this Section 5.01.

a. Mandatory Redemptions. Notwithstanding any provision of this Agreement, when the Administrative Agent receives written notice that a Unitholder for any reason was not a Qualified Purchaser at the time of execution of the Subscription Agreement, or if the Administrative Agent determines that, in accordance with applicable law or regulation, a Unitholder must be withdrawn from the Trust or any Series, then the Participation of such Unitholder shall be withdrawn from the Trust or such Series(s) as soon as it is administratively possible, in the discretion of the Administrative Agent, after the date the Administrative Agent makes such determination, and the Units of such Unitholder shall be redeemed in full on the basis of the current Unit value of such Series.

b. Redemption at Unitholder's Request. A Unitholder may tender all or any part of its Units for redemption by delivery to the Administrative Agent of a written instrument requesting redemption, substantially in form attached as Appendix A, duly executed with signature guarantee satisfactory to the Administrative Agent. The Units shall be redeemed by the Trustee no later than the seventh calendar day following the day on which tender for redemption is made, provided that if such day of redemption is not a Business Day, then such Unit shall be redeemed on the first Business Day prior thereto (being herein called the "Redemption Date"). Subject to payment by such Unitholder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made by payment of the value of the redeemed Units calculated pursuant to Section 4.02 for the date of tender (the "Redemption Price") in the manner specified in Section
     5.02. A redemption request received by the Administrative Agent on any day after the Evaluation Time will be held by the Administrative Agent until the next Business Day and the Units to which such request applies will be deemed to have been tendered on such day for redemption at the Redemption Price computed on that day.

           The Administrative Agent may in its discretion suspend the right of redemption for Units of a Series or postpone the date of payment of the Redemption Price therefor for more than seven calendar days following the day on which tender for redemption is made (1) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange is restricted; (2) for any period during which an emergency exists as a result of which disposal by such Trust of the Securities is not reasonably practicable or it is not reasonably practicable fairly to determine in accordance herewith the value of the Securities; or (3) for such other period as the Securities and Exchange Commission may by order permit, and shall not be liable to any person or in any way for any loss or damage which may result from any such suspension or postponement.

c.   Units redeemed shall be terminated by such redemption.

     SECTION 5.02. Distribution Upon Redemption. Upon receipt of a redemption request in proper form, the Administrative Agent shall direct the Trustee to make a pro rata distribution of the assets attributable to the tendered Units, subject to the Administrative Agent's obligation to avoid adversely affecting the interests of the other

Unitholders of the Series, and subject to any transfer or other restrictions on such assets, as determined in the sole discretion of the Administrative Agent, such distribution to be made on the Redemption Date.

a. Form. Such distribution to the redeeming Unitholder shall be payable in cash, cash equivalents, securities and/or other assets, with each such separate group of cash, cash equivalents, securities and/or other assets and any combination of the foregoing to be as determined in the discretion of the Administrative Agent, and with such distribution to be made on a basis that is pro rata to the interest in the assets of such Series represented by the tendered Units, to the extent practicable, unless otherwise required by law or contract. In the event the Administrative Agent determines that the registration of transfer any asset included in the redemption distribution may not be effected by the Redemption Date, the Administrative Agent shall direct Trustee to provide evidence of beneficial ownership of such asset in such form as shall be specified to Trustee by the Administrative Agent. No approval of the Unitholders (including the Unitholder whose Units are the subject of the redemption) shall be required prior to the making of such redemption distribution.

            In the event the Administrative Agent determines that any asset includible in the redeeming Unitholder's pro rata share of the Series assets represented by the tendered Units cannot be transferred to such Unitholder, the asset shall be sold by the Trustee at such time and in such manner as the Administrative Agent shall direct, and the proceeds of such sale shall be paid to the redeeming Unitholder.

            The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale or distribution of Portfolio Securities or other assets made pursuant to this Section 5.02.

     SECTION 5.03. Prohibition on Transfer. A Unitholder may not sell, exchange, assign, transfer, give, pledge, encumber, or hypothecate its Units except in accordance with this Section.

a. Substitution. A Unitholder may transfer all, but not less than all, of its Units to a Qualified Purchaser acceptable to the Administrative Agent, in its sole discretion. Upon presentation of a written instrument or instruments of transfer in form satisfactory to the Administrative Agent and executed by the Unitholder or his authorized attorney, the Administrative Agent shall record the ownership of the transferred Units by such approved transferee.


                                   ARTICLE VI

     CAPITAL CONTRIBUTIONS; REMEDIES IN THE EVENT OF UNITHOLDER'S DEFAULT IN
                         MAKING ITS CAPITAL CONTRIBUTION

     SECTION 6.01. Capital Contributions; Drawdowns. Each Unitholder agrees to make Capital Contributions to the Series to which its Subscription applies, in an aggregate amount up to its Subscription Amount. All payments of Capital Contributions shall be made at such times and in such amounts as are specified by the Administrative Agent in Capital Calls issued from time to time, as provided in such Unitholder's Subscription Agreement(s). The Administrative Agent will provide prior written notice to the Trustee of the amount of each Unitholder's Capital Call and the date

     SECTION 6.02. Default. A Unitholder may not make less than the full amount of its Capital Contributions. In the event any Unitholder fails to pay in full any Capital Contributions or any other amount which it is required to pay to the Trust, on or before the date when any such amounts are due and payable, then the Administrative Agent shall issue a written notice of such failure to the Unitholder by certified or registered mail. If the full amount of such overdue sum is not paid in full and received by the Trust (or the Administrative Agent, as the case may be) within five (5) days from the mailing of such notice, then the Unitholder shall be deemed to be in default hereunder (a "Defaulting Unitholder").

a. Default Charge. The Administrative Agent, on behalf of the Series and its non-defaulting Unitholders, shall have the option, exercisable in the sole discretion of the Administrative Agent by written notice to the Defaulting Unitholder after the occurrence of such default, to charge to the Participation balance of such Defaulting Unitholder in all Series of the Trust (allocated among Series to which the Defaulting Unitholder's Subscription Amounts are allocated as determined by the Administrative Agent) an amount equal to the greater of: (1) 50% of all of such Unitholder's Capital Contributions made to date; or (ii) 50% of the net asset value of all Units of each Series allocated to the Defaulting Unitholder, determined as of the date such notice is given (the "Default Charge"). Thereafter, for all purposes the Participation of such Defaulting Unitholder shall be reduced by an amount equal to the Default Charge, and the Participation of each Unitholder not in default hereunder at such time shall be increased by that portion of the Default Charge which such non-defaulting Unitholder's interest in each Series bears to the total interest of all other Unitholders in such Series not in default at such time and the Administrative Agent shall reflect such reduction and increase by appropriate reduction and increase in ownership of Units of the affected Series by the Defaulting Unitholder and other Unitholders on the registration books of the Series. Notwithstanding the foregoing: (i) the amount by which a Defaulting Unitholder's Participation is reduced as the result of the imposition of a Default Charge shall in no case exceed the positive balance of such Defaulting Unitholder's Participation immediately before the reduction; and (ii) in the event that the balance of the Defaulting Unitholder's Participation cannot be reduced by the full amount of the applicable Default Charge because of the limitation imposed by the preceding clause (i), the excess Default Charge shall be carried over to reduce the Defaulting Unitholder's Participation (and correspondingly increase the Participations of the Unitholders not in default) as soon as such reduction would be permitted under clause (i).

b. Transfer of Units of Defaulting Unitholder. In addition to the Default Charge and other provisions described above, the Administrative Agent, in its discretion and without the consent of the Defaulting Unitholder, has the right to transfer the Units of the Defaulting Unitholder (either without, or after giving effect to, the application of the Default Charge) to a Qualified Purchaser approved by the Administrative Agent upon payment by such Qualified Purchaser to the Defaulting Unitholder of an amount equal to the Unit value of the Units to be transferred, as of the transfer date, as determined by the Evaluator. Such transfer shall vest in the transferee all of the right, title, and interest of the Defaulting Unitholder in the transferred Units.


                                   ARTICLE VII

                                     TRUSTEE

     SECTION 7.01. General Definition of Trustee's Liabilities, Rights and Duties. The Trustee, as and solely to the extent directed by the Administrative Agent, shall undertake such actions as the Administrative Agent may deem necessary at any and all times to protect each Series and the rights and interests of the Unitholders thereof pursuant to the terms of this Trust Agreement, provided, however, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Trustee from assets of the affected Series and the payment of such costs and expenses shall be secured by a prior lien on the assets of such Series.

     In addition to and notwithstanding the other duties, rights, privileges and liabilities of the Trustee as otherwise set forth the liabilities of the Trustee are further defined as follows:

             a. The assets of each Series shall be kept separate and apart from the assets of each other Series of the Trust and from all other property belonging to or in the custody of the Trustee, by separate recordation on the custody records of the Trustee so long as such practice preserves a valid preference under applicable law, or if such preference is not so preserved, the Trustee shall handle such assets in such other manner as shall constitute the segregation and holding thereof in trust within the meaning of the Investment Company Act, except that cash pending investment or distribution may, when consistent with the reasonable and proper administration of a Series, be held temporarily by or on deposit with any bank without liability for interest. The Trustee shall hold, administer, distribute, account for and otherwise deal with each Series separately.

           b. The Trustee shall, at the direction of the Administrative Agent, have the right at all times to retain, sell, exchange, convert, transfer, acquire, change and dispose of, and consent to and participate in reorganizations with respect to, the assets of the Trust and each Series, and shall have and may exercise any and all rights and privileges in respect to all assets therein as though the absolute owner thereof.

           c. The Trustee, at the direction of the Administrative Agent, shall have the power to

     (i) settle, compromise or abandon any or all claims and demands in favor of or against the Trust or any Series thereof;

     (ii) begin, maintain or defend any litigation necessary in connection with the investment, reinvestment and administration of the Trust or any Series thereof;

     (iii) vote any corporate stock or other security having voting rights either in person or by proxy for any purposes; exercise any conversion privilege, subscription right or any other right or option given to the Trustee as the owner of record of any Portfolio Security owned by any Series and to make any payments incidental thereto; consent to, take any action in connection with, and receive and retain any securities resulting from any reorganization, consolidation, merger, readjustment of the financial structure, sale, lease or other disposition of the assets of any corporation or other organization, the Portfolio Securities of which may be an asset of any Series;

     (iv)  organize and  incorporate  (or  participate  in the  organization  or incorporation of) under the laws of any state, a corporation or corporations or other legal entity for the purpose of acquiring and holding title to any property which the Trustee is authorized to acquire for any Series and to exercise with respect thereto any of the powers, rights and duties it has with respect to other assets of that Series;

     (v) cause any asset of any Series to be issued, held or registered in its name or in the name of its nominee, or in such form that title will pass by delivery, or to place any such asset in the custody of a depository or clearing corporation, provided that the records of the Trustee shall indicate the true ownership of such asset; and

     (vi) exercise any of the powers and rights of individual owners with respect to any property of the Trust or any Series thereof and to do all other acts which are necessary or desirable for the proper administration of the Trust or any Series thereof, although such powers, rights and acts are not specifically enumerated in this Trust Agreement.

          d. The Trustee shall be under no liability for any action taken in good faith on any appraisal, paper, order, list, demand, request, consent, affidavit, notice, opinion, direction, evaluation, endorsement, assignment, resolution, draft or other document, whether or not of the same kind, prima facie properly executed, or for the disposition of moneys or other assets of any Series pursuant to this Trust Agreement, or otherwise, except by reason of its own gross negligence, lack of good faith or willful misconduct, provided, that in no event shall the Trustee be responsible for consequential damages of any persons regardless of whether such damages may be foreseeable, and provided further, that the Trustee shall not in any event be liable or responsible for any evaluation made by the Evaluator. The Trustee may construe any of the provisions of this Trust Agreement, insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the parties hereto;

          e. The Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Administrative Agent or the Evaluator, or for the form, character, genuineness, sufficiency, value or validity of any Portfolio Securities, and the Trustee shall in no event assume or incur any liability, duty, or obligation to any Unitholder, the Administrative Agent or the Evaluator, other than as expressly provided for herein. The Trustee shall not be responsible for or in respect of the validity of any signature by or on behalf of the Administrative Agent or the Evaluator;

          f. The Trustee shall not be under any obligation to appear in, prosecute or defend any action, which in its opinion may involve it in expense or liability, unless as often as required by the Trustee, it shall be furnished with reasonable security and indemnity against such expense or liability, and any pecuniary cost of the Trustee from such actions shall be deductible from and a charge against the Interest and Principal Accounts of the affected Series;

          g. The Trustee may employ agents, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, attorneys, accountants or auditors if such agents, attorneys, accountants or auditors shall have been selected with reasonable care. The Trustee shall be fully protected in respect of any action under this Trust Agreement taken, or suffered, in good faith by the Trustee, in accordance with the opinion of its counsel. The fees and expenses charged by such agents, attorneys, accountants or auditors shall constitute an expense of the Trustee reimbursable from the Interest and Principal Accounts of the affected Series as set forth in Section 9.02 hereof;

          h. If at any time the Administrative Agent shall fail to undertake or perform any of the duties which by the terms of this Trust Agreement are required by it to be undertaken or performed, or such Administrative Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of such Administrative Agent or of its property shall be appointed, or any public officer shall take charge or control of such Administrative Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Trustee may: (1) appoint a successor Administrative Agent who shall act hereunder in all respects in place of such Administrative Agent which successor shall be satisfactory to the Trustee, and which may be compensated at rates deemed by the Trustee to be reasonable under the circumstances, by deduction ratably from the assets of the affected Series, but no such deduction shall be made exceeding such reasonable amount as the Securities and Exchange Commission may prescribe in accordance with Section 26(a)(2)(C) of the Investment Company Act of 1940, or (2) terminate and liquidate the affected Series in the manner provided in Section 9.02;

          i. In no event shall the Trustee be liable for any taxes or other governmental charges imposed upon or in respect of the Portfolio Securities or upon the income thereon or upon it as Trustee hereunder or upon or in respect of any Trust which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the assets of the affected Series, and the payment of such amounts so paid by the Trustee shall be secured by a prior lien on such Trust;

            j. No payment to a depositor or to any principal underwriter (as defined in the Investment Company Act of 1940) for any Trust or to any affiliated person (as so defined) or agent of a depositor or such underwriter shall be allowed as an expense except for payment of such reasonable amounts as the Securities and Exchange Commission may prescribe as compensation for performing bookkeeping and other administrative services of a character normally performed by the Trustee; and

          k. The Trustee except by reason of its own negligence or willful misconduct shall not be liable for any action taken or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Trust Agreement.

     SECTION 7.02. Ancillary Trustees. Whenever directed by the Administrative Agent, the Trustee may by written instrument create an ancillary trust with respect to any portion of the assets then held in, or about to be acquired by, any Series, and the Administrative Agent may appoint any person, banking association or corporation as "Ancillary Trustee" thereof. Each such Ancillary Trustee shall have such rights, powers, duties and discretion as are necessary for it to execute the trusts vested in it, but shall, to the extent it may lawfully do so, exercise the same subject to such limitations or further directions of the Trustee as are specified in the instrument evidencing its appointment. Such Ancillary Trustee at any time and from time to time may resign, or be removed by the Administrative Agent, as to all or any portion of the assets comprising the ancillary trust, by written notice from the Trustee appointing a qualified successor, which successor shall have all powers, rights, duties and obligations as its predecessor, or the Trustee may itself receive any part or all of the assets of the ancillary trust in termination thereof to the extent of the assets so received. The Trustee shall have no liability for the acts or omissions of any Ancillary Trustee.

     SECTION 7.03. Removal and Resignation of Trustee; Successor. The following provisions shall provide for the removal and resignation of the Trustee and the appointment of any successor trustee:

a. The Trustee or any trustee or trustees hereafter appointed may resign and be discharged of a Trust created by this Trust Agreement, by executing an instrument in writing resigning as Trustee of such Trust and filing same with the Administrative Agent and mailing a copy of a notice of resignation to all Unitholders then of record, not less than sixty days before the date specified in such instrument when, subject to Section 7.03(e), such resignation is to take effect. Upon receiving such notice of resignation, the Administrative Agent shall promptly appoint a successor trustee as hereinafter provided, by written instrument, in duplicate, one copy of which shall be delivered to the resigning Trustee and one copy to the successor trustee. The Administrative Agent may at any time remove the Trustee, with or without cause, and appoint a successor trustee by written instrument, in duplicate, one copy of which shall be delivered to the Trustee so removed and one copy to the successor trustee. Notice of such resignation or removal of a trustee and appointment of a successor trustee shall be mailed by the successor trustee, promptly after its acceptance of such appointment, to each Unitholder then of record.

b. Any successor trustee appointed hereunder shall execute, acknowledge and deliver to the Administrative Agent and to the retiring Trustee an instrument accepting such appointment hereunder, and such successor trustee without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Trustee herein and shall be bound by all the terms and conditions of this Trust Agreement. No successor trustee shall be liable for the acts or omissions of its predecessor. Upon the request of such successor trustee, the Administrative Agent and the retiring Trustee shall, upon payment of any amounts due the retiring
     Trustee, or provision therefor to the satisfaction of such retiring Trustee, execute and deliver an instrument acknowledged by it transferring to such successor trustee all the rights and powers of the retiring Trustee; and the retiring Trustee shall transfer, deliver and pay over to the successor trustee all Securities and moneys at the time held by it hereunder, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the retiring Trustee in the administration hereof as may be requested by the successor trustee, and shall thereupon be discharged from all duties and responsibilities under this Trust Agreement.

c. In case at any time the Trustee shall resign and no successor trustee shall have been appointed and have accepted appointment within thirty days after notice of resignation has been received by the Administrative Agent, the retiring Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

d. Any entity into which any trustee hereunder may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which any trustee hereunder shall be a party, shall be the successor trustee under this Trust Agreement without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which any such trustee may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation to the contrary notwithstanding.

e. Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section shall become effective upon acceptance of appointment by the successor trustee as provided in subsection (b) hereof. The Trustee's and each successor trustee's right to indemnification shall survive its resignation or removal.

     SECTION 7.04. Qualifications of Trustee. The Trustee shall be a corporation organized and doing business under the laws of the United States or any state thereof, which is authorized under such laws to exercise corporate trust powers and having at all times an aggregate capital, surplus, and undivided profits of not less than $5,000,000.

                                  ARTICLE VIII

                           BOOKS, RECORDS AND REPORTS

     SECTION 8.01. In General. The Administrative Agent and the Trustee (but the Trustee's responsibility shall extend solely to the records of its custody accounts) shall maintain such books and records as are required under the Investment Company Act and other applicable law and regulations. The Administrative Agent shall keep a certified copy or duplicate original of this Trust Agreement on file at its office which, together with a current list of the assets of each Series shall be open to inspection by any Unitholder of the relevant Series at all reasonable times during the Administrative Agent's usual business hours.

     SECTION 8.02 Record of Participants. The Administrative Agent shall maintain a record of the Units of each Series allocated to each Unitholder which shall include the name and address of the record owner of the Units. The Administrative Agent shall also maintain records showing the aggregate Subscription Amounts of Unitholders of each Series and the actual amounts contributed to each Series by each Unitholder.

     SECTION 8.03 Accounting. The Administrative Agent shall keep books recording all transactions of each Series. As of the close of each year ending on December 31, or as of the close of such other fiscal year which the Administrative Agent may from time to time designate, and as of the date of the termination of each Series, the Administrative Agent shall file a written account with each Representative of a Qualified Purchaser which was a Participant in a Series during the period addressed by the account, in such form as the Administrative Agent may determine, setting forth all investments, receipts, disbursements, distributions and other transactions of such Series as of the close of such period. The Administrative Agent shall have the right to have its accounts judicially settled by a court of competent jurisdiction.

     SECTION 8.04. Audit of Series. At least once each year, the Administrative Agent shall cause an audit to be made of each Series by a certified public accountant selected by the Administrative Agent. A copy of such report of audit shall be available at the office of the Administrative Agent for inspection by any Representative and shall be furnished to any Representative on request.

     SECTION 8.05. Regulatory Filings. The Administrative Agent shall make such annual or other reports as may from time to time be required under the Investment Company Act or other applicable State or federal statute or regulation.

     SECTION 8.06. Tax Returns and Tax Reports. The Administrative Agent shall prepare and file applicable tax returns for each Series and shall prepare, distribute and file required tax reports to the Unitholders. The Administrative Agent shall notify the Trustee of any taxes or other amounts required to be withheld from distributions made Unitholders and shall remit, or direct the Trustee to remit, the same to the taxing authorities.

                                   ARTICLE IX

                      EXPENSES, COMPENSATION AND INDEMNITY

     SECTION 9.01. Compensation. For its ordinary custody services provided to each Series under this Trust Agreement, the Trustee shall be paid by Adams Street the custody fees the Trustee is entitled to receive with respect to the Trust or any Series in accordance with a fee schedule set forth in a global custody agreement between the parties. Neither the Evaluator nor the Administrative Agent shall charge a fee to the Trust or any Series for services provided under this Trust Agreement.

     SECTION 9.02. Expenses of Trustee; Indemnity. The Trustee shall charge each Series all reasonable expenses and disbursements incurred hereunder in connection with such Series (other than expenses borne by the Administrative Agent identified in Section 8,03), including without limitation, the cost, expenses and fees of litigation, attorneys, agents and custodians incurred by it in the administration of such Series, and shall be entitled to such reasonable compensation as it shall determine for extraordinary services, and may allocate such expenses, disbursements and compensation among the Series of the Trust in such manner as the Trustee, in its sole discretion, shall determine. Any and all taxes levied or assessed upon or in respect of any Series, or on the income thereof, shall be charged to such Series.

     To the extent the assets of the Series are inadequate to reimburse the expenses of the Trustee, the Participants will make Capital Contributions at such times and in such amounts as are specified by the Administrative Agent in Capital Calls issued from time to time, as provided in such Participant's Subscription Agreement. To the extent the Participants' Capital Contributions are inadequate to reimburse the expenses of the Trustee, the Administrative Agent will pay the remainder of such Trustee expenses.

     The Trustee shall be indemnified ratably by the affected Series and held harmless against any loss or liability accruing to it without gross negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the Trust and each Series thereof, including the costs and expenses (including counsel fees and disbursements) of defending itself against any claim of liability in the premises. If the cash balance of the Income and Principal Accounts of the affected Series shall be insufficient to provide for amounts payable to the Trustee pursuant to this Section or otherwise hereunder, the Trustee shall have the power to sell Portfolio Securities and to apply the proceeds of any such sale in payment of amounts due it. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such sale. Any moneys payable to the Trustee under this Trust Agreement shall be secured by a lien on the affected Series prior to the interest of the Unitholders.

     SECTION 9.03. Expenses borne by the Administrative Agent. The expenses of audits, tax returns and organization of the Trust and each Series shall be charged to Administrative Agent.

                                    ARTICLE X

                   ADMNISTRATIVE AGENT, DEPOSITOR AND SPONSOR

     SECTION  10.01.  Liability  of  the  Administrative  Agent,  Depositor  and
Sponsor: The Administrative Agent shall be a fiduciary with respect to the Unitholders, including but not limited to, in all its directions with the sale and purchase of Portfolio Securities. Provided that the Administrative Agent has fulfilled its fiduciary duties, and the

Depositor or Sponsor has fulfilled its fiduciary duty, if any, neither the Administrative Agent, Depositor or Sponsor shall have any liability to the Unitholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement and Reference Trust Agreements or for errors in judgment, but shall be liable only for its own negligence, lack of good faith or willful misconduct. The Administrative Agent, Depositor and Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, counsel, or any other persons pursuant to the Trust Agreement and Reference Trust Agreements and in furtherance of its duties.

     SECTION 10.02. Resignation of Administrative Agent, Sponsor and Depositor; Successor.

a. The Administrative Agent, Depositor or Sponsor may resign and be discharged hereunder, by executing an instrument in writing resigning as Administrative Agent, Depositor or Sponsor, respectively, and filing the same with the Trustee not less than 60 days before the date specified in such instrument when such resignation is to take effect. Upon receiving such notice of resignation, the Trustee shall proceed as provided in
     Section 7.01(h). Notice of such resignation and appointment of a successor administrative agent shall be mailed by the Administrative Agent to each Unitholder then of record.

b. Any successor Administrative Agent, Depositor or Sponsor appointed hereunder shall execute, acknowledge and deliver to the Trustee an instrument accepting such appointment hereunder, and such successor Administrative Agent, Depositor or Sponsor shall thereupon become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Administrative Agent, Depositor or Sponsor herein and shall be bound by all the terms and conditions of this Trust Agreement.

c. Any corporation into which the Administrative Agent, Depositor or Sponsor hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Administrative Agent Depositor or Sponsor hereunder shall be a party, shall be the successor Administrative Agent, Depositor or Sponsor under this Trust Agreement without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which the Administrative Agent, Depositor or Sponsor may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.


                                   ARTICLE XI

                                   AMENDMENTS

     SECTION 11.01. This Agreement may be amended at any time, and from time to time, by agreement of the Trustee and the Administrative Agent. Any amendments shall be binding upon all persons, including, but not limited to, all Unitholders and their Representatives and beneficiaries thereof. Written notice of each amendment shall be mailed by the Administrative Agent to each Representative. Each amendment shall not in any manner operate to deprive any Unitholder of its then beneficial interest in any Series. Any amendment to this Agreement which would materially affect the interest of all Unitholders, or all Unitholders in particular Series, shall require the approval of at least two-thirds in interest (determined by Subscription Amounts) of the Unitholders, or the Unitholders in a particular Series, adversely affected thereby.

                                   ARTICLE XII

                                   TERMINATION

     SECTION 12.01. The Administrative Agent, in its discretion and without advance notice to anyone, may direct the Trustee to terminate any Series of the Trust at any time. Notice of such termination shall be mailed to all Representatives. Each Series shall terminate upon the liquidation of the last investment held by it and the making of its final liquidating distribution.

     A Series shall terminate upon the Mandatory Termination Date of that Series, or upon the maturity, sale or other disposition as the case may be of the last Portfolio Security held by the Series, unless sooner terminated as specified herein.

     The Trust and Trust Agreement shall terminate upon the Mandatory Termination Date of the last existing Series, or upon the maturity, sale or other disposition as the case may be of the last Portfolio Security held by that Series, unless sooner terminated as specified herein.

     Upon termination of a Series, the Trustee shall distribute the assets of the Series to the Unitholders in accordance with their Participation therein at such time and in such manner as directed by the Administrative Agent.


                                  ARTICLE XIII

                                  MISCELLANEOUS

     SECTION 13.01. Regulations. This Agreement, the Trust and each Series shall be administered in conformity with rules, regulations and rulings, if any, issued by any duly authorized governmental agencies, and statutes, if any, from time to time in force and applicable hereto, and the Trustee shall not incur any liability for following any such rule, regulation, ruling or statute contrary to or inconsistent with the provisions of this Agreement.

     SECTION 13.02. Ownership of Assets. Except to the extent required by law, no Unitholder shall have or be deemed to have any ownership interest in any particular asset or investment of the Trust or of any Series thereof, and the ownership of such assets and investments shall at all times be in the Trustee.

         SECTION 13.03. No Attachment or Assignment. Units shall not be subject to garnishment, attachment, levy or execution of any kind for the debts or defaults of any Unitholder or of any person having or claiming to have any interest in any Unitholder. No Unit shall be assignable in whole or in part by any Unitholder or by any Person having or claiming to have any interest in Unitholder, except that Units may be transferred to a successor of a Unitholder.

     SECTION 13.04. Evidence. Evidence required of anyone under this Agreement may be by certificate, affidavit, endorsement or any other written instrument which the person acting in reliance thereon believes to be pertinent, reliable and genuine, and to have been signed, made or presented by the proper and duly authorized party or parties.

     SECTION 13.05. Discretion of the Administrative Agent to be Absolute; How Exercised. Whenever in this Agreement it is provided that any power may be exercised by the Trustee at the direction of the Administrative Agent or any act or thing done by the Trustee involving the exercise of discretion, the actions of the Trustee when executed in good faith and with reasonable care, shall be absolute and uncontrolled, and its determination, when so made, to act or refrain from acting, or to exercise such power or refrain from so doing, and as to the time or times and the manner in which action is to be taken, or such power exercised, shall be binding upon all persons, including, but not limited to, all Unitholders, Representatives and beneficiaries thereof.

     SECTION 13.06. Representation by the Trustee in Judicial Proceedings. In any judicial proceeding affecting the Trust, any Series or any asset of any of them, each Unitholder and each and every person having or claiming to have any interest in any Unitholder of any Series shall be deemed to be fully represented by the Trustee for all purposes if the Trustee shall be a party to such proceeding and as such duly before the tribunal in which such proceeding shall be pending.

     SECTION 13.07. Effect of Mistakes. No mistakes made, or acts done or omitted to be done, in good faith and in the exercise of due care in connection with the administration of the Trust or any Series shall be deemed to be a violation of this Trust Agreement if, promptly after the discovery of the mistake, the Administrative Agent, Trustee or Evaluator shall take whatever action may be practicable under the circumstances to remedy the mistake.

     SECTION 13.08. New York Law to Control. The terms, provisions and effect of this Agreement shall be construed and determined as if this Agreement were a contract made within the State of New York.

     SECTION 13.09. Written Notice. Any notice, demand, direction or instruction to be given to the Administrative Agent, Sponsor, Depositor or Evaluator shall be in writing and shall be duly given if mailed or delivered to the Administrative Agent, Sponsor, Depositor or Evaluator at UBS Tower, One North Wacker Drive, Suite 2200, Chicago, Illinois 60606, or at such other address as shall be specified by the Administrative Agent, Depositor, Sponsor or Evaluator to the other parties hereto in writing.

     Any notice, demand, direction or instruction to be given to the Trustee hereunder shall be in writing and shall be duly given if mailed or delivered to the Trustee's Office (defined herein), or at such other address as shall be specified by the Trustee to the other parties hereto in writing.

     Any notice to be given to the Unitholders shall be duly given if mailed or delivered to each Unitholder at the address of such holder appearing on the registration books of the Administrative Agent.

     SECTION 13.10. Titles and Sub-titles. Titles and sub-titles of the Sections are placed herein for convenient reference only, and in the case of any conflict, the text of this Agreement, other than the titles or sub-titles, shall control.

     SECTION 13.11. Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Trustee and its successors, the Representatives of each Unitholder and their successors, each person having an interest in any Unitholder, the Trust or any Series, and the executors, administrators, distributees, successors and assigns of each such person.

     SECTION 13.12. Number and Gender. Unless the context otherwise requires, words denoting the singular number shall where necessary be construed to denote the plural number, and vice versa, and words of the masculine gender shall where necessary denote the feminine or neuter gender.

     SECTION 13.13. Execution in Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which collectively shall constitute one instrument.

     SECTION 13.14. Provisions to Comply with the Investment Company Act of 1940. Only Qualified Purchasers may invest their assets and participate in this Trust. Any provision of this Trust or Series that is not in conformance with the Investment Company Act of 1940 shall be amended to make such provision conforming. This Trust has been created as a trust under the laws of the State of New York, and at all times shall be maintained as such.

     SECTION 13.15. Severability. If any one or more of the covenants, agreements, provisions or terms of this Trust Agreement shall be held contrary to any express provision of law or contrary to policy of express law, though not expressly prohibited, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of this Trust Agreement or of the Certificates or the rights of the holders thereof.

     SECTION 13.16. Dissolution of Sponsor/Depositor Not to Terminate. The dissolution of the Sponsor from or for any cause whatsoever shall not operate to terminate this Trust Agreement or a Series insofar as the duties and obligations of the Trustee are concerned.


     IN WITNESS WHEREOF, the Administrative Agent, the Sponsor, the Depositor, the Evaluator and the Trustee have caused this Trust Agreement to be executed by their duly authorized officers as of the date first above written.

                               ADAMS STREET PARTNERS, LLC, Administrative Agent, Sponsor, Depositor and Evaluator



                               By: /s/ Michael J. Jacobs
                                   ------------------------------------
                                   Name:    Michael J. Jacobs
                                   Title:   Vice President


                               JPMorgan Chase Bank, Trustee



                               By: /s/ Joan A. Currie
                                   ------------------------------------
                                   Name: Joan A. Currie
                                   Title: Vice President

STATE OF ILLINOIS )
                            : ss.:
COUNTY OF COOK    )



     On the second day of August in the year 2002, before me the undersigned, a Notary Public in and for said State, personally appeared Michael J. Jacobs, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in Chicago, Illinois.



                                          -----------------------------------
                                                      Notary Public

STATE OF NEW YORK )
                             : ss.:
COUNTY OF NEW YORK)



     On the second day of August in the year 2002, before me the undersigned, a Notary Public in and for said State, personally appeared Joan A. Currie, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.



                                          -----------------------------------
                                                      Notary Public

     THIS REFERENCE TRUST AGREEMENT dated as of August 5, 2002 ("Reference Trust Agreement") between Adams Street Partners, L.P., as Administrative Agent, Sponsor, Depositor and Evaluator, and JPMorgan Chase Bank, as Trustee, which sets forth certain of its provisions in full and incorporates other of its provisions by reference to a document entitled "Trust Agreement" dated as of August 5, 2002 among the parties hereto (hereinafter called the "Trust Agreement"), such provisions as are set forth in full provisions as are incorporated by reference constituting a single instrument.


                                WITNESSETH THAT:

     WHEREAS, the parties hereto have heretofore or concurrently herewith entered into the Standard Terms Agreement in order to facilitate creation of series of securities issued under a unit investment trust pursuant to the provisions of the Investment Company Act of 1940 and the laws of the State of New York, each of which series will be composed of redeemable securities representing undivided interests in a trust fund composed of private equity limited partnership interest ("PE interests") issued by a private investment company, securities distributed in kind by the private investment company, and certain other short-term securities;

     WHEREAS, the parties now desire to create the First of the aforesaid series;

     NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Administrative Agent and the Trustee agree as follows:

         Section 1. Incorporation of Trust Agreement. Subject to the provisions of Section 2 of this Reference Trust Agreement set forth below, all of the provisions of the Trust Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully to all intents and purposes as though said provisions had been set forth in full in this instrument, except as provided below in this Section 1. Unless otherwise stated, section references shall refer to sections in the Trust Agreement.

     Section 2. Specific Terms of this Series. The following terms are hereby agreed to for this series of The Adams Street Trust, which series shall be known and designated as the "Banc Fund VI, L.P. Series." Redemptions shall be made by using the "Redemption Form" in Appendix A.

     Any property (other than cash) received as a distribution on a Portfolio Security shall be dealt with as provided in the preceding paragraph.

     The provisions of this paragraph shall supersede any contrary authorization otherwise granted by this Trust Agreement.

a. The Securities subscribed for pursuant to Section 2.01 are Banc Fund VI, L.P. and listed in Appendix B.

b.   The initial undivided interest represented by each unit is 1/ 48,104,000.

c.   The Mandatory Termination Date shall be __________ __, 20__.

d. The date on which persons shall begin to subscribe for Units shall be August 5, 2002.

     IN WITNESS WHEREOF, Adams Street Partners, LLC has caused this Reference Trust and Agreement to be executed by one of its Vice Presidents and attested by one of its Secretaries, and JPMorgan Chase Bank has caused this Reference Trust to be executed by one of their Authorized Signatories and their corporate seals to be hereto affixed and attested by one of their Authorized Signatories, all as of the date first above written.


                                ADAMS STREET PARTNERS, LLC, Administrative Agent


[Seal]                          By: /s/ Michael J. Jacobs
                                    ----------------------------------
                                    Name:    Michael J. Jacobs
                                    Title:   Vice President

Attest:


---------------------------
Name:
Title:

                                JP MORGAN CHASE BANK


[Seal]                          By: _________________________________
                                    Name:
                                    Title: Vice President


Attest:


---------------------------
Name:
Title:

STATE OF ILLINOIS )
                            : ss.:
COUNTY OF COOK    )



     On the fifth day of August in the year 2002, before me the undersigned, a Notary Public in and for said State, personally appeared Michael J. Jacobs, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in Chicago, Illinois.


                                          -----------------------------------
                                                      Notary Public

STATE OF NEW YORK )
                             : ss.:
COUNTY OF NEW YORK)



     On the fifth day of August in the year 2002, before me the undersigned, a Notary Public in and for said State, personally appeared , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                   APPENDIX A

                                 REDEMPTION FORM

                           Adams Street Partners, LLC
                                ATTN: ACCOUNTING


[DATE]


To Adams Street Partners, LLC

I am a Unitholder in Adams Street Trust - Banc Fund VI, L.P. Series, a series of a trust formed under the laws of the State of New York on August 5, 2002, writing to request a redemption. Pursuant to the Section 4.02 of the Trust Agreement dated August 2, 2002 among Adams Street Partners, LLC, as Administrative Agent, Sponsor, Depositor and Evaluator and JPMorgan Chase Bank, as Trustee ("Trust Agreement") and Reference Trust Agreement, below is the requisite information:

a.   My tax identification number is:

b.   My name and address is:

c.   Please redeem [INSERT NUMBER] of Units and send the redemption proceeds:

     by: [mail to the address above]

     by: [wire PLEASE COMPLETE ACCOUNT INFORMATION]

         __________________________________________

         __________________________________________

         __________________________________________

     Capitalized terms used in this letter and not otherwise defined have the meanings established in the Trust Agreement and Reference Trust Agreement.


_________________________________
Name
Date:    ________________________

Signature Guarantee:

                                                                      APPENDIX B

                             SCHEDULE OF INVESTMENTS
                             -----------------------


                             THE ADAMS STREET TRUST

                            BANC FUND VI L.P. SERIES